For Immediate Release	Exhibit 99.1

IR Contact
David Waldman/Jody Burfening
Lippert/Heilshorn & Associates
dwaldman@lhai.com
(212) 838-3777

QSGI Reports 54% increase in Gross Profit on
27% Year-Over-Year Increase in First Quarter Revenue

107% Increase in Data Security & Compliance Division Revenue

HIGHTSTOWN, NJ—May 4, 2006—QSGI INC. (NYSEArca: QGI) today reported financial results for the first quarter ended March 31, 2006.

First Quarter 2006 Financial Highlights (year-over-year):
•	Total revenue increased 26.9% to $9.3 million
o	Data Security & Compliance division revenue increased 107.3% to $4.8 million
o	Data Center Maintenance division revenue increased 35.1% to $1.0 million
•	Gross margin expanded 410 basis points to 23.3%
o	Data Security & Compliance gross margin more than doubled to 17.3%
o	Data Center Maintenance gross margin increased 210 basis points to 67.1%
•
Net loss was $497,000 or $0.02 per share, which included a pre-tax charge of $448,000 to increase the allowance for doubtful accounts from a single customer and against whom QSGI is pursuing recourse. This had the effect of increasing net loss by $0.01 per share

Marc Sherman, chairman and chief executive officer of QSGI, commented, “Data Security had a very strong quarter. Revenues increased 107 percent and gross margins more than doubled. This quarter’s strong performance and margin improvement reflects our strategy to increase the mix of corporate customers utilizing our full suite of data security services, versus our traditional wholesale remarketing business. Within our Data Center Maintenance division, gross margins surpassed 67 percent, due to resources we added that are now generating economies of scale as we add new mainframe services contracts within close geographic proximity. Although our Data Center Hardware division contracted slightly, reflecting the uneven nature of the sales cycle, we are confident that on an annualized basis, the division will maintain its historical rate of growth and profitability. Overall, we added 8 new Data Security & Compliance customers and 7 new Data Center Maintenance customers, which will continue to ramp-up and further expand our margins throughout fiscal 2006.”

New client and channel partners signed during the quarter:

•	8 new Data Security & Compliance clients
•	7 additional contracts from new or existing Data Center Maintenance clients which account for incremental annual revenue of more than $730,000

(more)

Total revenue for the first quarter of 2006 increased to $9.3 million, compared to $7.3 million for the same period in 2005, reflecting a 107.3% increase in revenue from the company’s Data Security and Compliance division, and a 35.1% increase in revenue from the company’s Data Center Maintenance division, partially offset by a 13.2% decline in the company’s Data Center Hardware division.

Net loss for the first quarter of 2006 was $497,000 or $0.02 per share, compared to net loss of $606,000 or $0.02 per share, for the same period in 2005. Operating loss for the first quarter of fiscal 2006 includes a pre-tax charge of $448,000 to increase the allowance for doubtful accounts, as the company is reserving for a single customer’s receivables that may not be collectible, and against whom QSGI is pursuing recourse.  This had the effect of increasing net loss by $0.01 per share.

Conference Call

The company will host a conference call on Thursday, May 4th, at 8:30 a.m. Eastern time, to discuss its results for the 2006 fiscal first quarter. To participate in the call, please dial (706) 679-7685. A live Webcast of the call will also be available on the company's Web site, www.QSGI.com. To listen to the live call online, please visit the site at least 10 minutes early to register, download and install any necessary audio software. The Webcast will be archived on the site, and a telephone replay of the call will be available for seven days beginning at 11:30 a.m. Eastern time, May 4th, at 706-645-9291, using conference ID #8348962.

About QSGI
QSGI is the only data security and regulatory compliance provider offering a full suite of end-of-life and other life-cycle services for a Fortune 1000 corporation’s and government client’s entire information technology (IT) platform. QSGI offsets its clients’ expenses through its value-added remarketing program. Prior to resale, the company utilizes its proprietary Department of Defense (DOD) level certified data sweep to eliminate otherwise recoverable data. QSGI reduces its clients' potential liability by ensuring regulatory and environmental compliance for IT products. QSGI also maintains and provides services on enterprise-class hardware, including mainframes, midrange servers, tape storage products and disk storage products. Given the sensitive nature of the company’s client relationships, it does not provide the names of its clients.

Statements about QSGI’s future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are ‘forward-looking statements’ within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. QSGI intends that such forward-looking statements involve risks and uncertainties and are subject to change at any time, and QSGI’s actual results could differ materially from expected results. QSGI undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

(tables follow)

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2006	2005

Assets

Current Assets
Cash and cash equivalents	$125,262	$153,794
Accounts receivable, net of reserve of $552,534 in 2006 and $80,000 in 2005	5,069,665	7,014,129
Accounts receivable - related party	17,580	-
Inventories	3,730,454	4,136,304
Prepaid expenses, income taxes and other assets	373,192	227,352
Deferred income taxes	147,868	155,668
Total Current Assets	9,464,021	11,687,247
Property and Equipment, Net	560,640	605,887
Goodwill	3,212,314	3,212,314
Intangibles, Net	2,793,076	2,872,240
Other Assets	170,540	116,225

	$16,200,591	$18,493,913

Liabilities And Stockholders’ Equity
Current Liabilities
Revolving line of credit	$900,500	$3,631,500
Accounts payable	1,187,844	2,254,136
Accrued expenses	200,817	279,090
Deferred revenue	441,163	404,540
Accrued payroll and other liabilities	145,854	293,500
Total Current Liabilities	2,876,178	6,862,766

Deferred Income Taxes	52,142	280,318
Total Liabilities	2,928,320	7,143,084

Redeemable Convertible Preferred Stock	4,207,531	1,967,220

Stockholders’ Equity
Preferred shares: Authorized 5,000,000 shares in 2006
and 2005, $0.01 par value, none issued	-	-
Common shares: authorized 55,000,000 shares in 2006 and 2005,
$0.01 par value; 29,109,171 shares issued and outstanding in 2006
and 28,670,631 shares issued and outstanding in 2005	291,091	286,706
Additional paid-in capital	11,201,380	11,093,881
Retained earnings (deficit)	(2,427,731)	(1,996,978)
Total Stockholders’ Equity	9,064,740	9,383,609

	$16,200,591	$18,493,913

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For The Three Months Ended March 31, 2006 and 2005
(Unaudited)

	Three Months Ended March 31,
	2006	2005

Product Revenue	$8,122,226	$6,556,923
Service Revenue	1,161,898	759,767
Total Revenue	9,284,124	7,316,690

Cost Of Products Sold	6,735,272	5,601,666
Cost Of Services Sold	382,646	306,999
Total Cost Of Sales	7,117,918	5,908,665

Gross Profit	2,166,206	1,408,025

Selling, General And Administrative Expenses	2,584,661	2,167,718

Depreciation And Amortization	170,073	144,870

Interest Expense, net	52,317	23,556

Loss Before Benefit For Income Taxes	(640,845)	(928,119)

Benefit For Income Taxes	(210,092)	(321,840)

Net Loss	(430,753)	(606,279)

Preferred Stock Dividends	(61,874)	-

Accretion To Redemption Value of Preferred Stock	(4,009)	-

Net Loss Available to Common Stockholders	$(496,636)	$(606,279)

Net Loss Per Common Share - Basic	$(0.02)	$(0.02)
Net Loss Per Common Share - Diluted	$(0.02)	$(0.02)

Weighted Average Number Of Common Shares Outstanding -Basic	28,789,983	26,907,729
Weighted Average Number Of Common Shares Outstanding -Diluted	28,789,983	26,907,729

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For The Three Months Ended March 31, 2006 and 2005
(Unaudited)

	2006	2005

Cash Flows From Operating Activities
Net Loss	$(430,753)	$(606,279)
Adjustments to reconcile net loss to net cash provided by (used in ) operating activities:
Depreciation and amortization	170,073	144,870
Stock option compensation expense	6,980	6,333
Deferred income taxes	(220,376)	-
Common shares issued for services	161,687	-
Allowance for doubtful accounts	472,534	-
Changes in assets and liabilities:
Accounts receivable	1,454,350	76,946
Inventories	405,850	(94,748)
Prepaid expenses and other current assets	(207,020)	(371,205)
Accounts payable and accrued expenses	(1,255,588)	492,595
Net Cash Provided by (Used In) Operating Activities	557,737	(351,488)

Cash Used In Investing Activities
Purchases of property and equipment	(38,797)	(100,628)
Net Cash Used In Investing Activities	(38,797)	(100,628)

Cash Flows From Financing Activities
Proceeds from the issuance of redeemable preferred stock	2,236,302	-
Proceeds from the exercise of options and warrants	9,100	1,547,810
Net amounts paid on notes payable	-	(356,245)
Net amounts paid under revolving lines of credit	(2,731,000)	(1,155,500)
Preferred stock dividends	(61,874)	-
Net Cash Provided By (Used In) Financing Activities	(547,472)	36,065

Net Decrease In Cash And Cash Equivalents	(28,532)	(416,051)

Cash And Cash Equivalents - Beginning Of Period	153,794	844,939
Cash And Cash Equivalents - End of Period	$125,262	$428,888

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